Exhibit 99




                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 11-K

      (Mark One)

      [X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


                  For the fiscal year ended August 31, 1997

                                      OR

      [  ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
            EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

      For the transition period from                 to
                                     ---------------    ---------------

      Commission file number              1-7573
                             ------------------------------------------

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   PARKER DRILLING COMPANY STOCK BONUS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                            PARKER DRILLING COMPANY
                            8 East Third Street
                            Tulsa, Oklahoma  74103

                           PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

                   REPORTS ON AUDITS OF FINANCIAL STATEMENTS
                          AND SUPPLEMENTAL SCHEDULES

                 For the Years Ended August 31, 1997 and 1996

                                                               PARKER DRILLING COMPANY
                                                                  STOCK BONUS PLAN

                                                                        INDEX
                                                                       Page
                                                                       ----

Report of Independent Accountants                                        2

Financial Statements:

  Statement of Net Assets Available for Benefits
  at August 31, 1997 and 1996                                            3

  Statement of Changes in Net Assets Available
    for Benefits for the Years Ended
    August 31, 1997 and 1996                                             4

  Notes to Financial Statements                                          5

                                                  Schedules
                                                  ---------
Supplemental Schedules:

  Item 27a - Schedule of Assets Held for
    Investment Purposes at August 31, 1997             I                13

  Item 27d - Schedule of Reportable Transactions
    for the Year Ended August 31, 1997                II                14


/TABLE

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Stock Bonus Plan Committee
Parker Drilling Company Stock Bonus Plan

      We have audited the accompanying statement of net assets available for benefits of Parker Drilling Company Stock Bonus Plan as of August 31, 1997 and 1996 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Parker Drilling Company Stock Bonus Plan at August 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Parker Drilling Company Stock Bonus Plan are presented for the purposes of complying with the Department of Labor's Rules & Regulations for Reporting and Disclosure under the Employee Retirement Act of 1974 and are not a required part of the basis financial statements. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basis financial statements taken as a whole.



                                              By: /s/ COOPERS & LYBRAND L.L.P.
                                                  ----------------------------
                                                      COOPERS & LYBRAND L.L.P.
Tulsa, Oklahoma
December 15, 1997

                            PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                ASSETS
                                ------                      August 31,
                                                    --------------------------
                                                        1997            1996
                                                    -----------     ----------
Cash                                                $     -         $    6,897

Investments:
  Common stock of Parker Drilling Company at
     market value - 1,130,387 shares (cost
     $6,943,623) in 1997 and 1,152,803 shares
     (cost $7,204,451) in 1996                         14,913,697    8,069,621
  Other investments at market value (Note 2)           18,312,632   11,801,116
                                                       ----------   ----------

  Total investments                                    33,226,329   19,870,737
                                                       ----------   ----------

Receivables:
  Employer matching contribution                          106,120        -
  Employee salary reduction contribution                  137,664       89,053
                                                       ----------   ----------
  Total receivables                                       243,784       89,053
                                                       ----------   ----------

Total assets                                           33,470,113   19,966,687
                                                       ----------   ----------

Net assets available for benefits                     $33,470,113  $19,966,687
                                                      -----------  -----------
                                                      -----------  -----------










  The accompanying notes are an integral part of these financial statements.


                             PARKER DRILLING COMPANY
                                 STOCK BONUS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                                 For the
                                                         Years Ended August 31,
                                                     --------------------------
                                                          1997          1996
                                                     ------------  ------------

Contributions:
  Employer                                           $    803,203  $    609,387
  Employee salary reduction                             2,558,164     1,423,937
Rollover contribution                                   1,513,884         -
Interest and dividend income                              768,724       849,558
Net appreciation in the fair value of investments       9,416,953     1,152,004
Distributions                                          (1,557,502)   (2,147,169)
                                                      -----------   -----------

Net increase                                           13,503,426     1,887,717

Net assets available for benefits at beginning
  of year                                              19,966,687    18,078,970
                                                      -----------   -----------

Net assets available for benefits at end of year     $ 33,470,113  $ 19,966,687
                                                     ------------  ------------
                                                     ------------  ------------



The accompanying notes are an integral part of these financial statements.



                             PARKER DRILLING COMPANY
                                 STOCK BONUS PLAN

                          NOTES TO FINANCIAL STATEMENTS





1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS

On September 1, 1980, Parker Drilling Company (the "Company") adopted the Parker Drilling Company Profit Sharing Plan. Effective September 1, 1985, the name of the plan was changed to the Parker Drilling Company Stock Bonus Plan (the "Plan").

GENERAL - The Plan is a voluntary defined contribution plan for the benefit of eligible employees of the Parker Drilling Company and its participating affiliates (the "Company"). The Plan is intended to constitute a qualified profit sharing plan, and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). During 1996, the Plan changed from Chemical Bank as trustee to Chase Manhattan Bank effective April 1, 1996. In the change five new fund investment options were added and five fund investment options were terminated. During 1997, an investment option and a loan fund were added. The following description of the Plan provides only general information. Participants should refer to the Summary Plan Description or the Plan document for a more complete description of the Plan's provisions.

The following are the Plan's current investment funds. The amount of accounting loss, which could be experienced by the Plan if the parties to the following investment funds failed to perform according to the terms of their contracts, is generally the book value of the investment. The Plan does not require collateral to support the financial instruments within the funds. All of these funds are available for participant investment elections.

COMPANY STOCK INVESTMENT OPTION - PARKER DRILLING COMPANY STOCK - Contributions are invested in the Parker Drilling Company Stock Fund. The Trustee will acquire these shares either from Parker Drilling Company or other sources at the prevailing price on the New York Stock Exchange or in the open market. The number of shares acquired with employee contributions will be determined by the average price plus transaction cost of all shares acquired by the Trustee with participant contributions made during that payroll period.

GROWTH EQUITY INVESTMENT OPTION - TWENTIETH CENTURY GROWTH INVESTORS - Growth Investors is an equity fund that seeks capital growth over time by investing in common stocks considered by management to have better-than-average prospects for appreciation.

                           PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

                        NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued

AGGRESSIVE EQUITY INVESTMENT OPTION - TWENTIETH CENTURY ULTRA INVESTORS
- Ultra Investors is an aggressive equity fund that seeks capital growth over time by investing in common stocks considered by management to have a better-than-average prospect for appreciation. Its aggressive investment strategy tends to increase both its share price volatility and its growth potential over time.

STABLE VALUE INVESTMENT OPTION - BENHAM PRIME MONEY MARKET FUND - Benham Prime Money Market Fund seeks the highest level of current income consistent with preservation of capital. It buys high quality U.S. dollar-denominated money market instruments and other short-term obligations of banks, governments and corporations. It is designed to protect investors from variations in principal value while providing modest income.

FIXED INCOME INVESTMENT OPTION - BENHAM GNMA INCOME FUND - Benham GNMA Income Fund seeks to provide a high level of current income consistent with safety of principal and investment liquidity by investing primarily in mortgage-backed Ginnie Mae certificates.

BALANCED INVESTMENT OPTION - MAS FUNDS MULTI-ASSET CLASS PORTFOLIO - MAS Funds Multi-Asset Class Portfolio seeks to achieve above average total return by investing in diverse asset classes (domestic stocks and bonds, international stocks and bonds, and high-yield bonds) relative to the appropriate benchmarks and returns of similarly managed funds.

S&P INDEX INVESTMENT OPTION - BARCLAYS EQUITY INDEX - Equity Index seeks the long-term capital appreciation potential of large capitalization blue chip stocks while minimizing risk through broad diversification. The fund invests in Barclays Global Investors' Equity Index Fund E, a highly diversified portfolio of the stocks included in the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index).

SCHWAB PERSONAL CHOICE RETIREMENT ACCOUNT INVESTMENT FUND - Participants have the option to transfer funds into a Schwab Money Market Account and to make investment decisions as to how they want Schwab to invest these funds. The participant must invest at least $2,500 and cannot invest more than 50% of the aggregate fair market value of their account on the trade date. No withdrawals or loans are funded by this account and fees and expenses for investments made by Schwab are charged to the participant's account.

                        PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                     NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued

PARTICIPANT LOANS - Effective September 1, 1996, a loan feature was added to the Plan which allows participants to borrow up to 50% of their total vested account balance, subject to minimum and maximum borrowing limit of $1,000 and $50,000, respectively. Loans to participants are made over a maximum period of 60 months or for any period not to exceed 120 months if the purpose of the loan is to acquire the Participant's principal residence. The interest rate is the prime rate plus one percentage point.

ELIGIBILITY - All employees of Parker Drilling Company and subsidiaries (the "Company"), other than employees covered by certain collective bargaining agreements, leased employees and employees who are not citizens of the United States (except for certain resident aliens), are eligible to participate in the Plan following the completion of one year of service with the Company.

ROLLOVER CONTRIBUTION - During 1997, as a result of an acquisition, a rollover contribution qualifying under Code Section 401(a)(31) was made to the Plan.

BENEFITS - Unless a participant elects to defer payment of his or her benefits until a later date, the participant will receive a lump sum payment of his or her entire nonforfeitable interest in the Plan as soon as administratively feasible in which the later of the following events occurs:

(a)The participant reaches normal retirement date, or

(b)The participant terminates employment with the Company.

CONTRIBUTIONS - Salary reduction contributions and employer matching contributions are accrued in the period the Company makes payroll deductions from plan participants.

Profit sharing contributions from the Company are accrued when authorized by the Board of Directors.

All contributions are subject to the provisions of the Internal Revenue Code and are received in the month following the month in which they were authorized.

                           PARKER DRILLING COMPANY
                               STOCK BONUS PLAN

                        NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued

EMPLOYER'S CONTRIBUTION - MATCHING - The Company currently matches participant contributions dollar for dollar up to 3% of his/her eligible earnings. Matching contributions are credited to participant accounts as of each valuation date and are invested in common stock of the Company. Valuation dates are the last business day of each month.

EMPLOYER'S CONTRIBUTION - PROFIT SHARING CONTRIBUTIONS - The employer's contributions to the Plan are discretionary and are determined annually by the Board of Directors of the Company. At August 31st of each year, the employer's contributions are allocated to each active participant's account based on the ratio of the participant's compensation for the Plan year to the total of active participants' compensation for the Plan year.

The Board of Directors of the Company has not exercised its discretion to make a profit sharing contribution for fiscal year 1997 and 1996.

PARTICIPANTS' SALARY REDUCTION CONTRIBUTIONS - Eligible participants are not required to contribute to the Plan; however, they may elect to make voluntary contributions not to exceed 15 percent of their eligible earnings. Such voluntary contributions may be withdrawn from the Plan under hardship conditions approved by the Stock Bonus Plan Committee (the "Committee").

PLAN ASSETS - All Plan assets are maintained in a trust administered by Chase Manhattan Bank effective April 1, 1996, and by Chemical Bank prior to April 1, 1996. The trustee has authority to invest trust funds, subject to the provisions of the trust agreement.

PLAN INCOME - Plan income or losses are allocated to all participants in the ratio that each participant's account bears to the total of all participant accounts.

During 1997 and 1996, certain administrative costs and expenses of the Plan were paid by Parker Drilling Company. These costs totaled $43,674 and $73,639 for the Plan years ended August 31, 1997 and 1996, respectively.

VESTING - Participants are always 100% vested in the value of contributions they have made to their accounts and the related income, however, as of September 1, 1996, as a result of a plan amendment, all participants in the Plan became 100% vested for employer matching and profit sharing contributions and related income.

                        PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                     NOTES TO FINANCIAL STATEMENTS



1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued

FORFEITURES AND TERMINATIONS - The portion of a participant's matching and profit sharing account which is not vested will become a forfeiture in the year the terminated participant receives payment of the vested portion of their accounts. If the participant did not receive a distribution of the vested portion of his account, or if the participant was not vested, the nonvested portion of the participant's account will be forfeited after the participant has had a break of service of five years.

The portion which was forfeited will be reinstated to the participant's account if he resumes employment before a break in service of five years and if he repays in one sum the amounts which were distributed to the participant since he terminated employment. If the participant is re-employed after a break in service of five years, the nonvested portion of the participant's account will not be reinstated and he will not be able to repay to the Plan the prior distribution.

The forfeitures relating to the employer's matching and profit sharing portions not used to pay Plan expenses are allocated to the remaining participants in the same manner as the employer's contributions mentioned above. For the years ended August 31, 1997 and 1996, the amount of Company-matched forfeitures allocated to the remaining participants were $0 and $13,643, respectively. The amount of Company profit sharing forfeitures available during fiscal 1997 was $0 and $15,685 during fiscal 1996. These profit-sharing forfeitures were used to pay Plan expenses for 1996.

Upon retirement, death or disability, participants become fully vested in the value of their accounts.

AMENDMENT AND TERMINATION OF THE PLAN - The Plan can be amended or terminated by the Company at any time. In the event the employer elects to terminate the Plan, participants will become 100% vested in the value of their accounts.

DISTRIBUTIONS - Employees may elect to receive distributions from the Plan in cash or Company Stock with cash distributed for fractional shares.

INVESTMENT VALUATION - Investments in mutual funds traded on a national securities exchange are valued at the closing sales price on the last business day of the period. Parker Drilling Company stock has been valued at the closing price on the last business day of the period according to the national securities exchange on which it is traded.

                         PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                      NOTES TO FINANCIAL STATEMENTS



1. DESCRIPTION OF PLAN, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, AND SUMMARY OF OPERATIONS, Continued

INVESTMENT TRANSACTIONS - Purchases and sales of securities are reported on a trade-date basis. Gains or losses on sales of investments are determined on the first-in, first-out basis. Dividend income is reported on the ex-dividend date. Interest income is recorded as earned.

The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments, which consists of realized gains and losses and the unrealized appreciation (depreciation) on investments.

ACCOUNTING ESTIMATES - The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                         PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                      NOTES TO FINANCIAL STATEMENTS

2.  INVESTMENTS

Plan investments are summarized as follows at August 31:



                                       1997                         1996
                            --------------------------    -----------------------
                               Market                      Market
                               Value           Cost        Value            Cost
                            -----------     -----------  -----------     -----------

Parker Drilling Company
 common stock               $14,913,697<F1> $ 6,943,623  $ 8,069,621<F1> $ 7,204,451
                            -----------     -----------  -----------     -----------
 Other investments
   Twentieth Century Growth
     Investors                4,479,251<F1>   3,433,179    3,218,500<F1>   3,200,838
   Twentieth Century Ultra
     Investors                2,585,237<F1>   2,209,954    1,474,554<F1>   1,515,786
   Benham Prime Money Market
     Fund                     4,146,457<F1>   4,146,457    2,868,712<F1>   2,868,712
   Benham GNMA Income Fund    1,252,090       1,240,556    1,019,962<F1>   1,038,351
   MAS Funds Multi-Asset
     Class Portfolio          2,365,404<F1>   2,170,658    1,865,221<F1>   1,875,803
   Barclays Equity Index      2,170,361<F1>   1,726,480    1,354,167<F1>   1,353,118
   Schwab Personal Choice
      Retirement Investment
        Fund                    678,760         678,760        -               -
   Participant loans            635,072            -           -               -
                            -----------      ----------- -----------      -----------
   Total other investments   18,312,632       15,606,044  11,801,116      11,852,608

  Total investments         $33,226,329      $22,549,667 $19,870,737     $19,057,059
                            -----------      ----------- -----------     -----------
                            -----------      ----------- -----------     -----------


<F1> Individual investment represents more than 5% of Plan equity


                         PARKER DRILLING COMPANY
                            STOCK BONUS PLAN

                      NOTES TO FINANCIAL STATEMENTS


3.TAX STATUS

The Plan obtained its latest determination letter on October 29, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

The Plan is intended to be a qualified trust under Section 401(a) of the Internal Revenue Code and exempt from federal income taxes under the provisions of Section 501(a). The Plan has a cash and deferred arrangement intended to meet the requirements of Section 401(k).
Amounts contributed by the Company or by Plan participants will not be taxed to the participant until the participant receives a distribution or withdraws from the Plan.

                                                     PARKER DRILLING COMPANY
                                                         STOCK BONUS PLAN

                                                   NOTES TO FINANCIAL STATEMENTS

4.FUND ALLOCATION

                                                        Participant Directed
                               -------------------------------------------------------------------------

                                  Common                                       Benham
                                  Stock of     Twentieth      Twentieth         Prime          Benham
                                   Parker       Century        Century          Money           GNMA
                                   Drilling       Growth        Ultra           Market         Income
                                  Company      Investors      Investors          Fund           Fund
                               -------------  ------------- --------------  -------------   -------------
Net assets available for
  benefits at August 31,
  1996                         $  8,088,024   $   3,239,006   $  1,495,324   $  2,879,239   $  1,023,713

Contributions:
  Employer                        1,040,148           -              -              -              -
  Employee salary reduction         541,789         706,204        800,198        450,169        318,963
Interest and dividend
  income                             24,503          65,055        101,072        178,450         83,579
Net appreciation
  (depreciation) in the
  fair value of investments       7,002,400       1,147,917        488,173          -             29,487

Distributions to employees         (534,815)       (155,049)       (33,985)      (358,104)      (267,008)
Interfund transfers              (1,112,743)       (496,359)      (234,077)     1,010,420         68,829
                               -------------  ------------- --------------  -------------   -------------
Net assets available for
benefits at August 31, 1997     $15,049,306      $4,506,774     $2,616,705     $4,160,174     $1,257,563
                               -------------  ------------- --------------  -------------   -------------
                               -------------  ------------- --------------  -------------   -------------

                                                     PARKER DRILLING COMPANY
                                                         STOCK BONUS PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
4.FUND ALLOCATION (continued)

                                                          Participant Directed
                               -------------------------------------------------------------------------
                                                               Schwab
                                                              Personal
                                    MAS                        Choice
                                   Funds                     Retirement
                                Multi-Asset      Barclays      Account
                                  Class           Equity     Investment    Participant
                                 Portfolio        Index         Fund          Loans             Total
                               -------------  ------------- --------------  -------------   -------------
Net assets available for
  benefits at August 31,
  1996                         $  1,876,424   $  1,364,957   $      -       $      -       $  19,966,687

Contributions:
  Employer                            -              -              -              -           1,040,148
  Employee salary reduction         413,199        604,581          -              -           3,835,103
Interest and dividend
  income                            236,405            226         46,892         32,542         768,724
Net appreciation
  (depreciation) in the
  fair value of investments         219,311        529,665          -              -           9,416,953

Distributions to employees         (128,583)       (39,290)         -            (40,668)     (1,557,502)
Interfund transfers                (239,001)      (272,135)       631,868        643,198           -
                               -------------  ------------- --------------  -------------   -------------
Net assets available for
benefits at August 31, 1997    $  2,377,755   $  2,188,004   $    678,760   $    635,072    $33,470,113
                               -------------  ------------- --------------  -------------   -------------
                               -------------  ------------- --------------  -------------   -------------

                                             SUPPLEMENTAL SCHEDULES

                                                                      Schedule I
                                                                      ----------



                                                 PARKER DRILLING COMPANY
                                                    STOCK BONUS PLAN

                                           Item 27a - SCHEDULE OF ASSETS HELD
                                                 FOR INVESTMENT PURPOSES

                                                     August 31, 1997

          Identity of Issue, Borrower          Interest          Number                           Current
           Lessor, or Similar Party              Rate            of Units         Cost             Value
------------------------------------------  --------------    -------------    ------------     ------------

Common stock of Parker Drilling Company           -               1,130,387    $  6,943,623     $ 14,913,697
                                                                               ------------     ------------
Other investments
     Twentieth Century Growth Investors           -                 163,895       3,433,179        4,479,251
     Twentieth Century Ultra Investors            -                  76,486       2,209,954        2,585,237
     Benham Prime Money Market Fund               -               4,146,457       4,146,457        4,146,457
     Benham GNMA Income Fund                      -                 118,569       1,240,556        1,252,090
     MAS Funds Multi-Asset Class Portfolio        -                 180,703       2,170,658        2,365,404
     Barclays Equity Index                        -                 103,007       1,726,480        2,170,361
     Schwab Personal Choice Retirement
       Account Investment Fund                    -                 678,761         678,760          678,760
     Participant Loans                        9.25-9.5%             -               -                635,072
                                                                               -------------    ------------
     Total other investments                                                     15,606,044       18,312,632
                                                                               -------------    ------------
Total investments                                                              $ 22,549,667     $ 33,226,329
                                                                               -------------    ------------
                                                                               -------------    ------------

                                                                                                 Schedule II
                                                                                                 -----------

                                            PARKER DRILLING COMPANY
                                               STOCK BONUS PLAN

                                Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                                       For the Year Ended August 31, 1997
                                                                                          Fair
                                                                                          Value
  Number                                                                              of Asset on    Net Gain
    of                         Description     Purchase      Selling      Cost of     Transaction    (Loss) on
  Units    Identify of Party    of Assets        Price        Price        Asset         Date          Sale
--------   -----------------   -----------    -----------   ---------   ----------    -----------    ----------
1,502,492    Benham Group      Benham Prime
                                Money Market
                                Fund           $1,502,492   $    -      $1,502,492    $1,502,492      $    -

1,383,114    Benham Group      Benham Prime
                                Money Market
                                Fund                -        1,383,114      -          1,383,114           -




                                  SIGNATURES


      The Plan.  Pursuant to the requirements of the Securities Exchange Act
      --------
of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereto duly authorized.

                                    PARKER DRILLING COMPANY
                                    STOCK BONUS PLAN



DATE:  February 4, 1998             By   /s/ I. E. Hendrix
                                       --------------------------------------
                                       I. E. Hendrix
                                       Chairman of the Committee,
                                       Treasurer & Vice President of the Company










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